Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hallmark Financial Services, Inc.:

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-41220) pertaining to Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan;

(2)	Registration Statement (Form S-8 No. 333-140000) pertaining to the Hallmark Financial Services, Inc. 1991 Key Employee Stock Option Plan, Hallmark Financial Services, Inc. 1994 Key Employee Long Term Incentive Plan and Hallmark Financial Services, Inc. 1994 Non-Employee Director Stock Option Plan;

(3)	Registration Statement (Form S-8 No. 333-160050) pertaining to Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan; and

(4)	Registration Statement (Form S-3 No. 333-171696) and related Prospectus pertaining to the registration of 3,274,830 shares of common stock;

of our reports dated March 14, 2012, with respect to the consolidated financial statements and schedules of Hallmark Financial Services, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Hallmark Financial Services, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
March 14, 2012